As filed with the Securities and Exchange Commission on November 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MUSTANG BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3828760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

95 Sawyer Road, Suite 110 Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

Mustang Bio, Inc. 2019 Employee Stock Purchase Plan, as amended

Mustang Bio, Inc. 2016 Incentive Plan, as amended

(Full title of the plan)

Manuel Litchman, M.D.
President, Chief Executive Officer and Interim Chief Financial Officer 95 Sawyer Road, Suite 110 Waltham, MA 02453 (781) 652-4500

(Name, address, and telephone number of agent for service)

Copy to:

Rakesh Gopalan David S. Wolpa Alexander T. Yarbrough Troutman Pepper Locke LLP 301 S. College Street, 3400 Charlotte, NC 28202 (704) 998-4050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

statement of INCORPORATION by reference

of contents of registration statement on form s-8

This Registration Statement on Form S-8 is being filed by Mustang Bio, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 250,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) that are issuable pursuant to the Registrant’s 2019 Employee Stock Purchase Plan, as amended (the “ESPP”) and (ii) an additional 2,500,000 shares of Common Stock that are issuable pursuant to the Registrant’s 2016 Incentive Plan, as amended (the “EIP”). These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the ESPP and EIP is effective. The Registrant previously registered common shares for issuance under the ESPP under a Registration Statement on Form S-8 filed with the Commission on April 2, 2021 (File No. 333-255007), as amended by Registration Statements on Form S-8, filed with the Commission on July 30, 2021 (File No. 333-258311), and July 31, 2023 (File No. 333-273549). The Registrant previously registered common shares for issuance under the EIP under a Registration Statement on Form S-8 filed with the Commission on November 30, 2017 (File No. 333-221819), as amended by Registration Statements on Form S-8, filed with the Commission on July 30, 2021 (File No. 333-258310), and July 15, 2022 (File No. 333-266176). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Mustang Bio, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q (file No. 001-38191) filed with the Commission on August 9, 2019).
4.2	Amendment to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the Commission on June 22, 2021).
4.3	Amendment No. 2 to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the Commission on June 23, 2023).
4.4	Amendment No. 3 to the Mustang Bio, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the Commission on December 23, 2025).
4.5	Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-12G (file No. 000-55668) filed with the Commission on July 28, 2016).
4.6	Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to the Registrant’s 2018 Proxy Statement on Schedule 14A (file No. 001-38191) filed with the Commission on April 30, 2018).
4.7	Second Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the Commission on June 22, 2021).
4.8	Third Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the Commission on June 24, 2022).
4.9	Fourth Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with the Commission on December 23, 2025).
5.1*	Opinion of Troutman Pepper Locke LLP
23.1*	Consent of Troutman Pepper Locke LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm, KPMG LLP, New York, New York.
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on November 5, 2026.

MUSTANG BIO, INC.

By:	/s/ Manuel Litchman, M.D.
Name:	Manuel Litchman, M.D.
Title:	President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer, and Principal Financial and Accounting Officer)

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manuel Litchman, M.D., as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on November 5, 2026.

Signature	Capacity

/s/ Manuel Litchman, M.D.	President, Chief Executive Officer, Interim Chief Financial Officer and Director
Manuel Litchman, M.D.	(Principal Executive Officer, and Principal Financial and Accounting Officer)

/s/ Michael S. Weiss	Chairman of the Board of Directors
Michael S. Weiss	and Executive Chairman

/s/ Adam Chill	Director
Adam Chill

/s/ Neil Herskowitz	Director
Neil Herskowitz

/s/ David Jin	Director
David Jin

/s/ Lindsay A. Rosenwald	Director
Lindsay A. Rosenwald, M.D.

/s/ Michael Zelefsky, M.D.	Director
Michael Zelefsky, M.D.